Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of December 22, 2017, among FC Global Realty Incorporated, formerly known as PhotoMedex, Inc., a Nevada corporation (the “Company”), and Opportunity Fund I-SS, LLC, a Delaware limited liability company (the “Investor”). The Company and the Investor are collectively referred to in this Agreement as the “Parties,” and each a “Party.”

RECITALS

Subject to the terms and conditions set forth in this Agreement and in reliance upon the applicable exemptions from securities registration under the Securities Act (as defined below), the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, certain securities of the Company, as more fully described in this Agreement.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.          Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” as to any Person, means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting such Person, any of such Person’s Subsidiaries or any of such Person’s or such Subsidiaries’ respective properties, before or by any Governmental Body, arbitrator, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Antigua” means interests in Dutchman’s Bay and Serenity Bay, two planned full service resort hotel developments located in Antigua and Barbuda, which are mandatory contributions under the Contribution Agreement and of which First Capital Real Estate Trust Incorporated owns a 75% interest as contemplated by that certain Memorandum of Agreement, dated July 29, 2015, among BrownMcLennon, First Capital Real Estate Investment LLC and the Government of Antigua and Barbuda, regarding the development of hotels on the properties known as Dutchmans Bay and Goat Head Hill on Antigua and Barbuda.

“Business” means the business currently conducted by the Company and/or its Subsidiaries as disclosed in the SEC Reports.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations to be filed prior to the Closing by the Company with the Secretary of State of Nevada, in the form of Exhibit B attached hereto.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, as publicly-traded upon any exchange for the trading of such stock, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Company’s Knowledge” means the actual knowledge of the Company’s executive officers (as defined in Rule 3b-7 promulgated under the Exchange Act) and directors after reasonable inquiry and knowledge that the Company’s directors and officers should have had or should have come to their attention in the course of discharging their duties to the Company.

“Contribution Agreement” means the Interest Contribution Agreement, dated March 31, 2017, among the Company, its newly-formed subsidiary FC Global Realty Operating Partnership, LLC, a Delaware limited liability company, First Capital Real Estate Operating Partnership, L.P., a Delaware limited partnership (the “Contributor”), and First Capital Real Estate Trust Incorporated, a Maryland corporation, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means accounting principles generally accepted in the U.S.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.

“Income Generating Property” means a property or properties that have positive Nareit FFO before taking into account any investment that has been made or is expected to be made by the Company.

“Investment Amount” means the Investment Amount indicated on Exhibit A.

“Legal Requirement” means any federal state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Series B Preferred Stock or Common Stock is then listed or traded). Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

“Lien” means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, lien, title claim, assignment, encumbrance, adverse claim, contract of sale, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” includes but is not limited to mechanics’, materialmens’, warehousemens’ and carriers’ liens and other similar encumbrances.

“Maximum Amount” means $15,000,000

“Material Adverse Effect” means any event, change, circumstance, effect or other matter that has, or could reasonably be expected to have, either individually or in the aggregate with all other events, changes, circumstances, effects or other matters, with or without notice, lapse of time or both, (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, business or condition (financial or otherwise) of the Company individually or the Company and the Subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document, provided, however, that any effect(s) arising from or relating to any of the following shall not be deemed, either alone or in combination, to constitute, and shall not be taken into account in determining whether there has been or will be, a Material Adverse Effect: (A) conditions affecting the industries in which the Business operates (which effect(s), in each case, do not disproportionately affect the Business relative to other companies conducting businesses similar to the Business); (B) general economic, financial market or geopolitical conditions (which effect(s), in each case, do not disproportionately affect the Business relative to other companies conducting businesses similar to the Business); (C) any change in accounting rules (including GAAP), or the enforcement, implementation or interpretation thereof, after the date hereof; or (D) any effect caused by, relating to or resulting from the announcement or pendency of the transactions contemplated by this Agreement.

“Nareit FFO” means net income (computed in accordance with U.S. GAAP) of a property or properties, excluding gains (or losses) from sales of depreciable property and impairments of depreciable real estate assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

“Offering” means the offering and sale of the Shares pursuant to this Agreement.

“Outside Date” means the date upon which further funding is terminated by the agreement of the Company and the Investor.

“Outstanding Indebtedness” means the following outstanding debts of the Company: (i) the Payout Notes and (ii) the outstanding Note Payable to Proskauer Rose LLP.

“OTC Market” means the OTC Bulletin Board system, the OTCQX market operated by OTC Markets and the OTCQB market operated by OTC Markets Group.

“Payout Notes” means the Secured Convertible Payout Notes due October 12, 2018 in the aggregate principal amount of $5,626,600 issued to Dennis M. McGrath, Dr. Dolev Rafaeli and Dr. Yoav Ben-Dror.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the Company’s Knowledge, threatened.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Punta Brava” means a golf and surf club development project on the Baja Peninsula in Mexico, which is an optional contribution under the Contribution Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated as of the First Closing Date, among the Company and the Investor in the form of Exhibit C hereto.

“Securities” means the Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B Preferred Stock” means the Series B Preferred Stock of the Company, par value $0.01 per share, having the rights, preferences and privileges set forth in the Certificate of Designation, which is reserved solely for issuance to the Investor.

“Shares” means the shares of Series B Preferred Stock issued hereunder.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means: (i) a day on which the Common Stock is traded on a Trading Market (other than an OTC Market), or (ii) if the Common Stock is not listed on a Trading Market (other than an OTC Market), a day on which the Common Stock is traded in the over the counter market, as reported by OTCQB, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, an OTC Market or any other market on which the Common Stock may be listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Certificate of Designation, the Registration Rights Agreement, the Voting Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Shares.

“Voting Agreement” means the Shareholder Voting Support and Confidentiality Agreement, to be dated as of the First Closing Date, among the Investor and certain stockholders of the Company in the form of Exhibit D hereto.

ARTICLE 2.
PURCHASE AND SALE

2.1.          Subscription for Shares by the Investor. Subject to the terms and conditions of this Agreement, on each Closing Date (as defined below), the Investor shall purchase, and the Company shall sell and issue to the Investor, the Shares specified on Exhibit A, at a purchase price of $1.00 per Share.

2.2.          Closing.

(b)           First Closing. Subject to the terms and conditions set forth in this Agreement, on the date hereof, or at such other time as the Company and the Investor mutually agree upon, orally or in writing (which time is designated as the “First Closing Date”), the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, 1,500,000 Shares for an aggregate purchase price of $1,500,000 (the “First Closing”).

(c)           Antigua Closing. Subject to the terms and conditions set forth in this Agreement, including satisfaction of the condition set forth in Section 5.1(k), on or before December 31, 2017, or at such other time as the Company and the Investor mutually agree upon, orally or in writing (which time is designated as the “Antigua Closing Date”), the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to 1,000,000 Shares for an aggregate purchase price of up to $1,000,000 (the “Antigua Closing”).

(d)           Punta Brava Closing. Subject to the terms and conditions set forth in this Agreement, including satisfaction of the condition set forth in Section 5.1(l), on or before December 31, 2017, or at such other time as the Company and the Investor mutually agree upon, orally or in writing (which time is designated as the “Punta Brava Closing Date”), the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, 500,000 Shares for an aggregate purchase price of $500,000 (the “Punta Brava Closing”).

(e)           Subsequent Closing(s). Subsequent closings of the Offering shall take place on a rolling basis determined by the Investor (each, a “Subsequent Closing”) until the first to occur of: (i) the Maximum Amount being invested or (ii) the Outside Date. The Company irrevocably commits to accept any and all investment amounts by the Investor in the Series B Preferred Stock. Exhibit A to this Agreement shall be updated to reflect the number of additional Shares purchased at each such Subsequent Closing. There may be more than one Subsequent Closing; provided, however, that the final Subsequent Closing shall take place on or before the Outside Date. The date of any Subsequent Closing is hereinafter referred to as a “Subsequent Closing Date”).

(f)            Closing. The First Closing, the Antigua Closing (if it occurs), the Punta Brava Closing (if it occurs) and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing.” The First Closing Date, the Antigua Closing Date (if it occurs), the Punta Brava Closing Date (if it occurs) and any Subsequent Closing Date are sometimes referred to herein as a “Closing Date.” The Closing at which the Maximum Amount is raised, or which is the last Closing prior to the Outside Date, is referred to as the “Final Closing.” The date of the Final Closing is referred to as the “Final Closing Date.” All Closings shall occur remotely via the exchange of documents and signatures or as otherwise agreed to by the Parties.

2.3.          Signing and Closing Deliveries.

(a)           Subject to the provisions of this Section 2.3, the Company shall deliver or cause to be delivered to the Investor, against the delivery by the Investor of the Investment Amount, the following (the “Company Deliverables”):

(i)            at the First Closing:

(A)           this Agreement, duly executed by the Company;

(B)            the Registration Rights Agreement, duly executed by the Company;

(C)            the Voting Agreement, duly executed by the Contributor;

(D)           evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Nevada;

(E)            an opinion from counsel for the Company, in form and substance satisfactory to the Investor;

(ii)           at each Closing:

(A)           a stock certificate for the requisite number of Shares to be delivered to the Investor at such Closing;

(B)            a certificate executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the applicable Closing Date, certifying to the fulfillment of the conditions specified in Article 5; and

(C)            a certificate executed on behalf of the Company by its secretary dated as of the applicable Closing Date, certifying the resolutions adopted by the board of directors of the Company approving the transactions contemplated by this Agreement, the other Transaction Documents, the issuance of the Shares, and related documents on behalf of the Company, provided that the foregoing certificate shall only be required to be delivered on the First Closing Date, unless any material information contained in the certificate has changed.

(b)           By the First Closing, the Investor shall deliver or cause to be delivered the following (collectively, the “Investor Deliverables”):

(i)             this Agreement, duly executed by the Investor;

(ii)            the Registration Rights Agreement, duly executed by the Investor;

(iii)           the Voting Agreement, duly executed by the Investor;

(iv)           a completed Accredited Investor Questionnaire in the form attached as Exhibit E to this Agreement; and

(v)            a completed Selling Holder Questionnaire (as defined in the Registration Rights Agreement).

(c)            At each Closing, the Investor shall deliver or cause to be delivered to the Company its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to the account designated in writing by the Company for such purpose.

2.4.          The Registration Rights Agreement. The Registration Rights Agreement shall contain the terms and conditions and be in the form attached hereto as Exhibit C.

2.5.          Use of Proceeds. The Company hereby covenants and agrees that the proceeds from the sale of Shares net of expenses shall not be used to pay down the Outstanding Indebtedness, but shall be used by the Company as follows:

(a)            The proceeds from the First Closing shall be used for working capital and general corporate expenses.

(b)            The proceeds from the Antigua Closing shall be used for the acquisition of Antigua or other Income Generating Properties that have been approved by the Company’s Board of Directors.

(c)            The proceeds from the Punta Brava Closing, shall be used for the acquisition of Punta Brava or other Income Generating Properties that have been approved by the Company’s Board of Directors.

(d)            Proceeds from Subsequent Closings shall be used to invest in Income Generating Properties that have been approved by the Company’s Board of Directors or as otherwise agreed to between the Company and the Investor in writing prior to such Subsequent Closings.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1.          Representations and Warranties of the Company. Except as set forth in the corresponding section of the schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Investor:

(a)            Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary of the Company free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, nonassessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)            Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)            Authorization; Enforcement. The Company has the requisite corporate and other power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company or any Subsidiary in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with its terms, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)            No Conflicts. Except as set forth on Schedule 3.1(d), the execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or a Subsidiary is bound or affected, or (iii) result in a material violation of any Legal Requirement, order, judgment, injunction, decree or other restriction of any Governmental Body to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e)            Filings, Consents and Approvals. Except as set forth on Schedule 3.1(e), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Body or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more registration statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) those that have been made or obtained prior to the date of this Agreement, and (v) other post-closing securities filings or notifications required to be made under federal or state securities laws.

(f)             Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized Common Stock a number of shares sufficient for issuance of the Underlying Shares pursuant to the Transaction Documents.

(g)            Capitalization.

(i)             Schedule 3.1(g) sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number and class of shares of capital stock issued and outstanding; (c) the number and class of shares of capital stock issuable pursuant to the Company’s stock incentive plans or agreements; and (d) the number and class of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company and a description of the number and rights of such securities of the Company.

(ii)            Except as indicated in Schedule 3.1(g), all of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.

(iii)           No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

(iv)           Except as described on Schedule 3.1(g), there are no outstanding (i) shares of capital stock or voting securities of the Company or (ii) options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock or voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock or voting securities of the Company, or securities or rights convertible or exchangeable into shares of capital stock or voting securities of the Company (the items in clauses (i) and (ii) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

(v)            The issuance and sale of the Shares will not obligate the Company to issue shares of Series B Preferred Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(vi)           Except as described on Schedule 3.1(g), there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securities-holders of the Company relating to the securities of the Company held by them.

(vii)          Except as set forth in Schedule 3.1(g), no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

(h)            SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents and registration statements required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed and received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and each Subsidiary included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off balance sheet entity that is not disclosed in its financial statements that should be disclosed in accordance with GAAP.

(i)             Material Changes. Except as described on Schedule 3.1(i) or in the SEC Reports, since the date of the latest audited financial statements included within the SEC Reports:

(i)            There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(ii)           Except for this Agreement and the other Transaction Documents, there has been no transaction, event, action, development, payment, or other matter of any nature whatsoever entered into by the Company that requires disclosure in an SEC Report which has not been so disclosed.

(j)             No Undisclosed Material Liabilities. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities provided for in the unaudited consolidated balance sheet of the Company and the Subsidiaries as of June 30, 2017.

(k)            Litigation. Except as disclosed on Schedule 3.1(k) or in the SEC Reports, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the Company’s Knowledge, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as disclosed in the Disclosure Materials. There has not been, and to the Company’s Knowledge, there is not pending or contemplated any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)             Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Body, or (iii) is or has been in material violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it.

(m)           Title to Assets. The Company and the Subsidiaries own, lease or otherwise have a valid right to use, all real property that is material to the Business, good and marketable title in fee simple to all personal property owned by them that is material to the Business and good and marketable title in all personal property owned by them that is material to the Business, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries that are material to the Business are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance in all material respects.

(n)            Taxes. The Company has timely and properly filed all tax returns required to be filed by it for all years and periods (and portions thereof) for which any such tax returns were due. All such filed tax returns are accurate in all material respects. The Company has timely paid all taxes due and payable (whether or not shown on filed tax returns). Except as disclosed on Schedule 3.1(n), there are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. Except as disclosed on Schedule 3.1(n), there have been no audits or examinations of any tax returns by any Governmental Body, and the Company has not received any notice that such audit or examination is pending or contemplated. Except as disclosed on Schedule 3.1(n), no claim has been made by any Governmental Body in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction. Except as disclosed on Schedule 3.1(n), to the Knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns. Except as disclosed on Schedule 3.1(n), there are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.

(o)            Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the “Intellectual Property Rights”) that are necessary or material for use in connection with the Business as described in the SEC Reports. Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the Company’s Knowledge, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”). Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of the Business as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

(p)            Affiliate Transactions. Except as disclosed on Schedule 3.1(p), since January 1, 2016, there have been no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, that would be required to be disclosed under Item 404 of Regulation S-K (without regard to the $120,000 threshold amount of any such transaction under such regulation) promulgated under the Securities Act or any related party transaction that should be disclosed in the footnotes to financial statements under GAAP, that have not been otherwise disclosed in the SEC Reports filed prior to the date hereof.

(q)            Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

3.2.          Representations and Warranties of the Investor. The Investor hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Company:

(a)            Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party or a signatory and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if the Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Investor. Each Transaction Document executed by the Investor has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)            Investment Intent. The Investor is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time. The Investor is acquiring the Securities hereunder in the ordinary course of its business. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)            Investor Status. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act. The Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk. At the time the Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act, and the Investor has completed and executed the Accredited Investor Questionnaire attached as Exhibit E to this Agreement.

(d)            General Solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice, meeting, or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)            Access to Information. The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)             Certain Trading Activities. Other than with respect to certain transactions previously disclosed by the Investor to the Company, the Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (i) the time that the Investor was first contacted by the Company, or any other Person acting on behalf of the Company regarding an investment in the Company and (ii) the 30th day prior to the date of this Agreement. The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the 45th day following the First Closing.

(g)            Independent Investment Decision. The Investor has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and the Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.

(h)            Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. All of the information which the Investor has provided to the Company is true, correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Investor will immediately provide the Company with such information.

The Company acknowledges and agrees that the Investor has not made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.          Transferability; Certificate.

(a)            The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)            Certificates evidencing the Securities will contain the following legend or a substantially similar legend, until such time as they are not required to contain such a legend under the Securities Act:

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

4.2.          Securities Laws Disclosure; Publicity. By (i) 9:30 a.m. (Eastern time) on the Trading Day following the Closing Date, the Company shall issue a press release, disclosing the transactions contemplated by the Transaction Documents and the Closing and by (ii) 5:30 p.m. (Eastern time) on the fourth Trading Day following the Closing Date, the Company will file a Current Report on Form 8-K, disclosing the material terms of the Transaction Documents (and attach as exhibits thereto all existing Transaction Documents) and the Closing. The Company covenants that following such disclosure, the Investor shall no longer be in possession of any material, non-public information with respect to the Company or any Subsidiary. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is quoted.

4.3.          Nominations to Board of Directors. Upon the First Closing, the Investor shall have the right to nominate two (2) directors to the Company’s Board of Directors, whom the Company’s Board of Directors shall promptly appoint, to serve until the next Annual Meeting of Stockholders.

4.4.          No Additional Indebtedness. For as long as the Shares are outstanding, the Company’s debt (as defined by GAAP), excluding the Payout Notes, shall not exceed 45% of its fixed assets without the prior consent from the holders of a majority of the Shares then outstanding. All Outstanding Indebtedness currently owed by the Company shall remain outstanding and serviced pursuant to its terms as of the date hereof.

4.5.          Cancellation of Company Capital Stock Held by Contributor Parties. The Company agrees that the Investor is an intended third party beneficiary of, and may enforce fully to the same extent as if it were the Company or otherwise a party to, the covenants contained in Amendment No. 3 to the Contribution Agreement, which is being entered into on or about the date of the First Closing (“Amendment No. 3”). The Company agrees that if any of the proceeds of this Offering are used to fund the acquisition of either Antigua or Punta Brava, then the Company shall enforce its rights under Amendment No. 3 to ensure that the Contributor cancels Transaction Shares in accordance with Amendment No. 3.

4.6.          Amendment to Series A Certificate of Designation. In order to induce the Investor to acquire the Shares, the Company has agreed to amend the Certificate of Designation of the Company’s Series A Preferred Stock to change the conversion price from $2.5183 to $1.12024021352 such that each share of Series A Preferred Stock will be initially convertible into 56.20 shares of Common Stock of the Company instead of 25 shares of Common Stock of the Company. Therefore, as promptly as possible following the First Closing Date, in accordance with Section 4.8, the Company shall hold a special meeting of its stockholders to authorize and approve such amendment to the Certificate of Designation of the Series A Preferred Stock.

4.7.          Stockholder Approval. The rules and regulations of The Nasdaq Stock Market require approval from the Company’s stockholders prior to the issuance of shares of Common Stock upon conversion of the Shares issued in this Offering in excess of 19.99% of the Company’s issued and outstanding Common Stock on the applicable conversion date. Therefore, as promptly as possible following the First Closing Date, the Company shall prepare and file with the Commission a proxy statement and take all actions necessary under Nevada law and the listing rules of The Nasdaq Stock Market to hold a special meeting of its stockholders to (i) authorize and approve the issuance of shares of Common Stock upon conversion of the Shares and (ii) authorize and approve the amendment to the Certificate of Designation of the Series A Preferred Stock described in Section 4.6.

4.8.          Voting Agreement. At any time prior to the termination of the Voting Agreement, the Company shall cause any Person who acquires any securities from the Company or any of its affiliates that, together with all securities held by such acquirer and its affiliates, will own, directly or indirectly, five percent (5%) or more of the Company’s outstanding Common Stock (after giving effect to the right of any such person to convert or exchange securities), to become a party to the Voting Agreement by causing such person, as a condition to the delivery of such securities, to sign a counterpart signature page thereto that joins such person to the Voting Agreement.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1.          Conditions Precedent to the Obligations of the Investor to Purchase Shares. The obligation of the Investor to acquire Shares at the Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:

(a)            Representations and Warranties. The representations and warranties of the Company contained herein and under Registration Rights Agreement or the Voting Agreement shall be true and correct as of the date when made and as of the Closing as though made on and as of such date.

(b)            Performance. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)            No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)            Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Company or the Subsidiaries.

(e)            Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a).

(f)             Approvals. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(g)            Stop Orders. No stop order or suspension of trading shall have been imposed by the Commission or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock.

(h)            Termination. This Agreement shall not have been terminated as to the Investor in accordance with Section 7.5.

(i)             Amendment No. 3 to Contribution Agreement. The Company, the other Acquiror Parties (as defined in the Contribution Agreement) and the Contributor Parties (as defined in the Contribution Agreement) shall have entered into Amendment No. 3, pursuant to which, the Contributor Parties will agree to cancel shares of Company capital stock held by them if proceeds from the transactions contemplated by this Agreement are used to fund the acquisition of Antigua or Punta Brava, which amendment shall be in form and substance satisfactory to the Investor.

(j)             Restrictions on Transfer of Company Stock. The Company’s Chief Executive Officer, Suneet Singal, and all entities related to or affiliated with him shall have entered into a side letter with the Company and the Investor pursuant to which Mr. Singal and such affiliates, will agree not to (a) transfer any Company stock or any other securities held by himself or by those entities, directly or beneficially, except for distributions by the Contributor to First Capital Real Estate Trust Incorporated and by First Capital Real Estate Trust Incorporated to its shareholders, (b) sell any of the Company’s Common or Preferred Stock, of any class, without the approval of the Investor or, (c) for a period of six (6) months commencing on the date of Investor’s dissolution, sell, nor permit to be sold, common stock during any 90 day period that is in excess of more than 1% of the outstanding shares of common stock during such period.

(k)            Antigua Closing. The Antigua Closing shall additionally be conditioned upon the Company’s acquisition of Antigua pursuant to the Contribution Agreement or the acquisition of another Income Generating Property that is approved by the board of directors of the Company.

(l)             Punta Brava Closing. The Punta Brava Closing shall additionally be conditioned upon the Company’s acquisition of Punta Brava pursuant to the Contribution Agreement or another Income Generating Property that is approved by the board of directors of the Company.

(m)           Payout Notes and Stock Grant Agreement. The following events shall have occurred relating to the Payout Notes and the holders of the Payout Notes, in each case, concurrent with the First Closing:

(i)             The Payout Notes, in the aggregate, shall have been converted into 5,628,291 shares of Common Stock (such shares being the “Payout Shares”), which number of shares was determined utilizing a conversion price that is equal to the VWAP with respect to on-exchange transactions in the Common Stock executed on the NASDAQ during the thirty (30) NASDAQ Trading Days prior to November 14, 2017, the date of the filing by the Company of a registration statement on Form S-3 covering such Payout Shares;

(ii)             Each of the holders of the Payout Notes shall have entered into a Stock Grant Agreement with the Company (the “Stock Grant Agreement”), in the form attached hereto as Exhibit F, relating to the issuance to the holders, subject to the approval of the stockholders of the Company, of 1,857,336 shares of the Company’s Common Stock, which is equal, in the aggregate, to thirty three percent (33%) of the total Payout Shares; and

(iii)           The Company shall issue a current report on Form 8-K concurrent with the First Closing disclosing the conversion of the Payout Notes and the entry of the Company into the Stock Grant Agreement with the holders of the Payout Notes.

5.2.          Conditions Precedent to the Obligations of the Company to Sell Shares. The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)            Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date.

(b)            Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)            No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)            Investor Deliverables. The Investor shall have delivered the Investor Deliverables in accordance with Section 2.3(b).

(e)            Termination. This Agreement shall not have been terminated as to the Investor in accordance with Section 7.5.

ARTICLE 6.
INDEMNIFICATION

6.1.          Right to Indemnification.

(a)            From and after the First Closing and subject to the other provisions of this Section 6.1, the Company and its successors and permitted assignees (collectively, the “Company Indemnifying Party”) shall indemnify and hold Investor and its successors and permitted assignees (the “Investor Indemnified Parties”) harmless from, any and all Damages incurred or suffered by such Investor Indemnified Party arising out of: (i) any inaccuracy or other breach of any representation or warranty of the Company in any of the Transaction Documents; or (ii) any breach of covenant or agreement made by the Company in any of the Transaction Documents.

(b)            For the purposes of this Agreement, the following capitalized terms shall have the respective meanings ascribed to such terms in this Section:

(i)             “Damages” shall mean the amount of (i) the sum of the aggregate amount of all damages, losses, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties hereto, but excluding any incidental, indirect or consequential damages, losses, liabilities or expenses; (ii) multiplied by the Indemnity Gross Up Factor.

(ii)            “Indemnity Gross Up Factor” shall equal X divided by Y, where X is equal to 1 and Y is equal to 1 minus a fraction, the numerator of which is equal to the number of shares of Common Stock held by the Investor, determined as of the date of the Demand Notice and on a fully diluted basis assuming the full conversion of Shares that the Investor is then entitled to convert; and the denominator of which is the number of shares of Common Stock determined on a fully diluted basis.

6.2.          Procedures for Indemnification.

(a)            The Investor Indemnified Party shall provide a notice of indemnification demand (“Demand Notice”) promptly after it has knowledge of any event that permits it to claim indemnification under the terms of this Agreement, however, the failure to provide such prompt notice shall not reduce the obligations of the Company Indemnifying Parties except to the extent of actual prejudice. Promptly after the delivery of the Demand Notice, the Company shall acknowledge the receipt and, if a third-party claim, shall agree to defend the Investor Indemnified Parties from such claim with counsel that is reasonably acceptable to the Investor Indemnified Parties. To the extent that the demand for indemnification specified in the Demand Notice is with respect to a third party claim and the Company does not promptly acknowledge that it has an obligation to indemnify the Investor Indemnified Parties from such claim and retain counsel that is reasonably acceptable to the Investor Indemnified Parties to defend such claim which counsel continues to defend such claim, then the Investor Indemnified Parties may retain counsel and defend such action at the expense of the Company Indemnifying Parties.

(b)            Any dispute or claim regarding the obligations of the Company Indemnifying Parties under this Agreement shall be determined by arbitration in New York, New York before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures pursuant to JAMS’ Streamlined Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

6.3.          Limitations on Indemnification.

(a)            No Investor Indemnified Party shall be entitled to indemnification pursuant to Section 6.1 unless and until the aggregate Damages incurred in respect of all claims under Section 6.1 collectively exceeds $50,000 whereupon Investor Indemnified Parties shall only be entitled to indemnification hereunder from the Company Indemnifying Party for all such Damages incurred by Investor Indemnified Parties in excess of such $50,000 threshold.

(b)            The amount of any Damages for which indemnification is provided under this Agreement shall be reduced by (i) any amounts realized by the Investor Indemnified Party as a result of any indemnification, contribution or other payment by any third party, (ii) any insurance proceeds actually recovered by any Investor Indemnified Party (which amount shall be reduced by the amount by which insurance premiums for the Investor Indemnified Party are increased as a result of the Damages for which such insurance proceeds were received by the Investor Indemnified Party) or any amounts actually recovered by any Investor Indemnified Party pursuant to any indemnification agreement with any Person and (iii) any tax savings actually realized by the Investor Indemnified Party (or its affiliates) in the taxable year in which the Damages are incurred.

ARTICLE 7.
MISCELLANEOUS

7.1.          Fees and Expenses. Each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.

7.2.          Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

7.3.          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via (i) facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) prior to 6:30 p.m. (Eastern) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via (i) facsimile at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) on a day that is not a Trading Day or later than 6:30 p.m. (Eastern) on any Trading Day, or (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the Party to whom such notice is required to be given, if sent by any means other than facsimile or Email transmission. The address for such notices and communications shall be as follows:

If to the Company:             410 Park Ave
New York, NY 10022
Attention: Suneet Singal
Facsimile:
Email: ssingal@photomedex.com; copy to mpupach@photomedex.com

With a copy to:                  BEVILACQUA PLLC
1050 Connecticut Ave., NW, Suite 500
Washington, DC 20036
Attention: Louis A. Bevilacqua, Esq.
Email: lou@bevilacquapllc.com

If to the Investor:               Opportunity Fund I-SS, LLC
c/o OP Fund I Manager, LLC
2481 Sunrise Blvd, Suite 200
Gold River, CA 95670
Attention: Kristen E. Pigman
Email: kris@the pigmancompanies.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.4.          Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5.          Termination. This Agreement may be terminated prior to Closing:

(a)            by written agreement of the Investor and the Company; and

(b)            by the Company or the Investor upon written notice to the other, if the Final Closing shall not have taken place by 6:30 p.m. Eastern time on or before December 31, 2018; provided, that the right to terminate this Agreement under this Section 7.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Final Closing to occur on or before such time; provided however that such termination will not affect the right of any Party to sue for any breach by any other Party (or Parties).

7.6.          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party. This Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

7.7.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investor.”

7.8.          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.9.          Mediation; Arbitration and Governing Law. In the event of a dispute between any of the Parties arising under or relating in any way whatsoever to this Agreement, the disputing Parties shall attempt to resolve it through good faith negotiation. If the dispute is not resolved through such negotiation, then the disputing Parties shall attempt to resolve it through mediation in the State of New York, USA, with a neutral, third-party mediator mutually agreed upon by the disputing Parties. Unless otherwise agreed by the disputing Parties, the costs of mediation shall be shared equally. If the dispute is not resolved through mediation, then upon written demand by one of the disputing Parties it shall be referred to a mutually agreeable arbitrator. The arbitration process shall be conducted in accordance with the laws of the United States of America and the State of New York, except as modified herein. Venue for the arbitration hearing shall be the State of New York, USA. All remedies, legal and equitable, available in court shall also be available in arbitration. The arbitrator’s decision shall be final and binding, and judgment may be entered thereon in a court of competent jurisdiction. This Agreement shall be interpreted and enforced in accordance with the laws of the United States of America and the State of New York, without regard to conflict of law principles thereof.

7.10.        Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares for 18 months following the Final Closing Date.

7.11.        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or e-mail transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail signature page were an original thereof.

7.12.        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the Parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13.        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under the Transaction Documents. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

FC GLOBAL REALTY INCORPORATED

By:	/s/ Suneet Singal
Name: Suneet Singal
Title: Chief Executive Officer and President

INVESTOR:

OPPORTUNITY FUND I-SS, LLC

BY:	OP FUND I MANAGER, LLC

By:	/s/ Kristen Pigman
Name: Kristen Pigman
Title: Director

EXHIBIT A

Investment Date	Investment Amount	Number of Shares
12/22/2017	$1,500,000	1,500,000

EXHIBIT D

SHAREHOLDER VOTING SUPPORT AND CONFIDENTIALITY AGREEMENT

SHAREHOLDER VOTING SUPPORT AND CONFIDENTIALITY AGREEMENT (this “Agreement”), dated as of December 22, 2017, by and among Opportunity Fund I-SS LLC (“OFI”) and those holders of securities of FC Global Realty Incorporated, formerly PhotoMedex, Inc., a Nevada corporation (the “Company”), listed on Schedule I annexed hereto (each a “Securityholder” and collectively, the “Securityholders”).

RECITALS

The Company and OFI have entered into a Securities Purchase Agreement, dated December 22, 2017 (the “Securities Purchase Agreement”), pursuant to which OFI will invest certain funds in the Company in exchange for shares of the Series B Preferred Stock, par value $.01 per share, of the Company (the “Series B Stock”), which will be convertible into shares of the Common Stock, par value $.01 per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

As of the date hereof, each Securityholder is the record owner of the number and type of securities of the Company set forth opposite the name of such Securityholder on Schedule I hereto.

As a condition to the willingness of OFI to enter into the Securities Purchase Agreement and as an inducement and in consideration therefor, each Securityholder has agreed to enter into this Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

SECTION 1. Securityholder Meetings; Voting. Each Securityholder hereby agrees that from and after the date hereof and until this Agreement is terminated in accordance with Section 8, such Securityholder shall appear in person or by proxy at any meeting of the Securityholders of the Company called for purposes, and any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval with respect to the Securities Purchase Agreement or the transactions contemplated by the Securities Purchase Agreement is sought by the Company and approved by the board of directors of the Company and recommended to the Securityholders of the Company by the board of directors that include any of the following: (i) the adoption of the Securities Purchase Agreement and the transactions contemplated by the Securities Purchase Agreement, (ii) the approval of issuance of shares of Series B Stock as contemplated by the Securities Purchase Agreement, (iii) the approval of issuance of shares of Common Stock upon conversion of shares of Series B Stock issued pursuant to the Securities Purchase Agreement, and (iv) an amendment (the “Series A Amendment”) to the Certificate of Designation of the Company’s Series A Preferred Stock that changes the conversion price from $2.5183 to $1.12024021352 such that each share of Series A Preferred Stock will be initially convertible into 56.20 shares of the Common Stock of the Company instead of 25 shares of the Common Stock of the Company.

Each Securityholder hereby agrees that from and after the date hereof and until this Agreement is terminated in accordance with Section 8, such Securityholder shall exercise all of his, her or its rights as a holder of securities of the Company to vote as follows to the extent that the following are approved by the board of directors of the Company and recommended to the Securityholders of the Company: (i) in favor of the adoption of the Securities Purchase Agreement and the approval of the transactions contemplated by the Securities Purchase Agreement; (ii) in favor of any proposal seeking approval for the issuance to OFI or its designees of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, in order that any shares of Series B Stock issued by the Company to OFI or its designees under the Securities Purchase Agreement can be immediately converted into Common Stock (the “20% Proposal”); (iii) in favor of the Series A Amendment; (iv) against any proposal made in opposition to, or in competition with, the matters set forth in (i), (ii) or (iii) above; and (v) against any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the adoption of the Securities Purchase Agreement and approval of the transactions contemplated by the Securities Purchase Agreement at any meeting of the Securityholders of the Company. In addition, from and after a Date of Default (as defined below) each Security holder will vote the Required Percentage of voting power under securities held by such Securityholder in favor of every proposal that is proposed by a majority of the holders of the Series B Stock (a “Stock B Proposal”) as conclusively evidenced on a nonexclusive basis by a statement to such effect in a proxy or other instrument soliciting the consent of any of the Securityholders and shall vote the Required Percentage of voting power under securities held by such Securityholder against any proposal that is adverse to any such Stock B Proposal. It is the intention of this paragraph that each Securityholder shall be obligated to vote in accordance with the above regardless of the particular wording of any proposal put forth to the Securityholders of the Company, in a manner consistent with the purpose of authorizing the Securities Purchase Agreement and the issuance to OFI or its designees of shares of Common Stock of the Company having the maximum voting power as is contemplated by the Securities Purchase Agreement.

For the purposes of this Agreement, the term (1) “Date of Default” shall mean the date that either (A) there is any material default by the Company under the terms of the Securities Purchase Agreement that is not cured within thirty (30) days after receipt by the Company of written notice from OFI that provides in reasonable detail a description of the breach, or (B) any failure of the 20% Proposal or the Series A Amendment proposal to be approved by the stockholders of the Company on or prior to March 31, 2018; and (2) “Requisite Percentage” means the percentage of voting power of a Securityholder that is equal to the quotient of (A) the number of shares into which the Series B Stock is convertible without giving effect to any restrictions on conversion thereof, divided by (B) the sum of (i) the number of shares of the Common Stock of the Company outstanding plus (ii) the number of shares of Common Stock underlying the outstanding Series B Stock.

SECTION 2. Restriction on Transfer.

(a) Except as provided by Sections 2(c) and 2(e), each Securityholder agrees that he, she or it will not directly or indirectly, prior to the termination of this Agreement: (i) transfer, assign, sell, lend, sell short, gift-over, pledge, encumber, hypothecate, exchange or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution), or offer or solicit to do any of the foregoing, of any or all of the equity securities and/or any debt or similar securities that are convertible into equity securities of the Company held by him, her or it, including any additional equity securities and/or any debt or similar securities that are convertible into equity securities of the Company which Securityholder may subsequently acquire, including all additional equity securities which may be issued to Securityholder upon the exercise of any options, warrants or other securities convertible into or exchangeable for securities of the Company (all such securities of such Securityholder, “Subject Securities”) or any right or interest therein, or consent to any of the foregoing (any such action, a “Transfer”), (ii) enter or offer to enter into any derivative arrangement with respect to, or create or suffer to exist any liens or encumbrances with respect to, any or all of the Subject Securities or any right or interest therein, in either case that would reasonably be expected to prevent or delay such Securityholder’s compliance with his, her or its obligations hereunder; (iii) enter of offer to enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iv) grant any proxy, power-of-attorney or other authorization or consent with respect to any Subject Securities with respect to any matter that is, or that could be exercised in a manner, inconsistent with the transactions contemplated by the Securities Purchase Agreement and this Agreement or the provisions thereof and hereof; (v) deposit any Subject Securities into a voting trust, or enter into a voting agreement or arrangement with respect to any Subject Securities; or (vi) enter or offer to enter into any contract or agreement that would be breached by, or take any other action that would reasonably be expected to prevent or delay such Securityholder’s compliance with its obligations hereunder.

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(b) Each Securityholder hereby acknowledges and agrees that the Company shall be entitled, during the term of this Agreement, to cause any transfer agent for the Subject Securities to decline to effect any Transfer and to note stop transfer restrictions on the stock register and other records relating to Subject Securities, and each Securityholder agrees to execute and deliver any further documents reasonably requested by the Company in furtherance of the same.

(c) Notwithstanding the foregoing, the restrictions set forth in this Section 2 shall not apply (A) to the exercise of any option, warrant or other securities convertible or exchangeable for securities of the Company, or (B) to the following Transfers of Subject Securities by the Securityholder, provided that such transfers may only be made following approval of the 20% Proposal by the Company’s stockholders:

(i) if such Securityholder is an individual (A) for nominal consideration or as a gift to any member of such Securityholder’s “immediate family” (defined for purposes of this Agreement as the spouse, parents, lineal descendants, the spouse of any lineal descendant, and brothers and sisters) or a trust for the benefit of such Securityholder or any member of such Securityholder’s immediate family, (B) in connection with estate or tax planning, including but not limited to, dispositions from any grantor retained annuity trust established for the direct benefit of the Securityholder and/or a member of the immediate family (defined as aforesaid) of the Securityholder, (C) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended or (D) upon the death of such Securityholder pursuant to a will or other instrument taking effect upon the death of such Securityholder, or pursuant to the applicable laws of descent and distribution to such Securityholder’s estate, heirs or distributees;

(ii) if the Securityholder is a corporation, partnership, limited liability company or other entity, any Transfer to an Affiliate of the Securityholder if such Transfer is not for value; and

(iii) sales of the Company’s securities during any three-month period that do not exceed 1% of the average reported weekly trading volume during the four weeks preceding the date of sale.

provided, however, that in the case of any Transfer described in clauses (i) or (ii), it shall be a condition to the Transfer that (x) the transferee executes and delivers to the Company and OFI, not later than one Business Day prior to such Transfer, a written agreement that is reasonably satisfactory in form and substance to the Company and OFI to be bound by all of the terms of this Agreement (any references to immediate family in the agreement executed by such transferee shall expressly refer only to the immediate family of the Securityholder and not to the immediate family of the transferee) and (y) if the Securityholder is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of the Subject Securities or any securities convertible into or exercisable or exchangeable for the Subject Securities, the Securityholder shall include a statement in such report to the effect that, in the case of any Transfer pursuant to Section 2(c)(i) above, such Transfer is being made as a gift or by will or intestate succession or, in the case of any Transfer pursuant to Section 2(c)(ii) above, such Transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the Securityholder and is not a Transfer for value.

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(d) For purposes hereof, “Affiliate” shall mean, with respect to any entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such entity. For purposes hereof, “control” (including the terms “controlled by” and “under common control with”), as used with respect to any entity or person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity or person, whether through the ownership of voting securities or otherwise.

(e) Notwithstanding the foregoing, the restrictions set forth in this Section 2 shall not apply to any Transfer by First Capital Real Estate Operating Partnership, LP or First Capital Real Estate Trust Incorporated, in each case, to any holder of a security issued by any such person.

SECTION 3. Representations and Warranties of Securityholders. Each Securityholder on its own behalf hereby represents and warrants to OFI as follows:

(a) The Securityholder is the record owner of the equity securities and/or any debt or similar securities that are convertible into equity securities of the Company set forth opposite the name of the Securityholder on Schedule I to this Agreement. As of the date of this Agreement, the equity securities and/or any debt or similar securities that are convertible into equity securities of the Company set forth opposite the name of the Securityholder on Schedule I to this Agreement represent all of the shares of equity securities and/or any debt or similar securities that are convertible into equity securities of the Company owned of record by the Securityholder.

(b) If the Securityholder is a corporation, partnership, limited liability company or other entity, such Securityholder is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction, and has all requisite organizational power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement.

(c) If the Securityholder is an individual, such Securityholder has the valid capacity to execute and deliver this Agreement and has duly executed and delivered this Agreement.

(d) If the Securityholder is a corporation, partnership, limited liability company or other entity, this Agreement has been duly authorized, executed and delivered by such Securityholder.

(e) This Agreement constitutes a valid and binding obligation of the Securityholder, enforceable against the Securityholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally.

(f) The execution, delivery and performance by the Securityholder of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any governmental authority or other third party, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the transactions contemplated by the Securities Purchase Agreement or the Securityholder’s ability to observe and perform its material obligations hereunder (a “Securityholder Material Adverse Effect”).

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(g) The execution, delivery and performance by the Securityholder of this Agreement will not (i) result in a violation of, or default (with or without notice or lapse of time, or both) under, require consent under or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under any (A) contract, trust, commitment, agreement, understanding or arrangement of any kind (a “Contract”) or (B) permit, concession, franchise, right or license binding upon the Securityholder, (ii) result in the creation of any pledges, liens, claims, security interests, proxies, voting trusts or agreements, options, rights (other than community property interests), understandings or arrangements or any other encumbrance or restriction whatsoever on title transfer (collectively, “Encumbrances”), other than Encumbrances imposed by federal or state securities laws (collectively, “Permitted Encumbrances”), upon any of the properties or assets of the Securityholder, (iii) if the Securityholder is a corporation, partnership, limited liability company or other entity, conflict with or result in any violation of any provision of the organizational documents of such Securityholder, or (iv) conflict with or violate any applicable laws, other than, in the case of clauses (i), (ii) and (iv), as would not, individually or in the aggregate, be reasonably expected to have a Securityholder Material Adverse Effect. The consummation by the Securityholder of the transactions contemplated by this Agreement will not (i) violate any provision of any judgment, order or decree applicable to the Securityholder or (ii) require any consent, approval, or notice under any statute, law, rule or regulation applicable to such Securityholder.

(h) The Securityholder’s Subject Securities are now, and at all times during the term hereof will be, held by the Securityholder or by a nominee or custodian for the benefit of the Securityholder, free and clear of all Encumbrances, except for (i) any such Encumbrances arising hereunder, (ii) Permitted Encumbrances and (iii) any Encumbrance imposed by any margin account in with the Subject Securities may be held (provided, that the Securityholder retains voting and dispositional control of any such Subject Securities).

(i) The Securityholder understands and acknowledges that OFI is entering into the Securities Purchase Agreement in reliance upon the Securityholder’s execution and delivery of this Agreement.

(j) No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Securityholder.

SECTION 4. Representations and Warranties of OFI. OFI hereby represents and warrants to the Securityholders as follows:

(a) OFI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and OFI has all requisite organizational power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by OFI, and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of OFI, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(c) The execution, delivery and performance by OFI of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any governmental authority or other third party, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the transactions contemplated by the Securities Purchase Agreement or OFI’s ability to observe and perform its material obligations hereunder (a “OFI Material Adverse Effect”).

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(d) The execution, delivery and performance by OFI of this Agreement will not (i) result in a violation of, or default (with or without notice or lapse of time, or both) under, require consent under or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under any (A) Contract or (B) permit, concession, franchise, right or license binding upon OFI, (ii) result in the creation of Encumbrances (other than Permitted Encumbrances) upon any of the properties or assets of OFI, (iii) conflict with or result in any violation of any provision of the organizational documents of OFI, or (iv) conflict with or violate any applicable laws, other than, in the case of clauses (i), (ii) and (iv), as would not, individually or in the aggregate, be reasonably expected to have a OFI Material Adverse Effect. The consummation by OFI of the transactions contemplated by this Agreement will not (i) violate any provision of any judgment, order or decree applicable to OFI or (ii) require any consent, approval, or notice under any statute, law, rule or regulation applicable to OFI.

SECTION 5. Confidentiality.

(a) Confidentiality by the Securityholders. Except as otherwise required by applicable law, each Securityholder agrees to treat and hold as confidential, any confidential or proprietary information of OFI relating, except for any such information which is generally known to the public or becomes generally known to the public, other than as a result of a disclosure by such Securityholder and not due to the breach of this Agreement (“Confidential Information”), and to refrain from disclosing any Confidential Information, except in accordance with the provisions of this Section 5. Unless otherwise public information, the existence of any business negotiations, discussions, consultations or agreements in progress between the parties hereto, or between OFI and certain third parties, shall not be released to any form of public media without the prior written consent of OFI. Each Securityholder agrees that it shall treat all Confidential Information with at least the same degree of care as it accords to its own information of like nature, and each Securityholder represents that it exercises at least reasonable care to protect its own confidential information. Each Securityholder may disclose Confidential Information only to those of its employees, officers, directors, shareholders, partners, members, or owners of a similar equity interest in such Securityholder, or any of such Securityholder’s agents or representatives (all such persons or entities, collectively, “Securityholder Representatives”) who (i) need to know such information for the purposes of advising such Securityholder with respect to the Securities Purchase Agreement and the consummation of the transactions contemplated by the Securities Purchase Agreement and (ii) are informed by such Securityholder of the confidential nature of the Confidential Information and the obligations under this Agreement with respect to such Confidential Information. Each Securityholder also agrees to be responsible for enforcing the terms of this Agreement as to its Securityholder Representatives and maintaining the confidentiality of the Confidential Information and to take such action, legal or otherwise, to the extent necessary to cause them to comply with the terms and conditions of this Agreement and thereby prevent any disclosure or prohibited use of Confidential Information by any of its Securityholder Representatives.

(b) Disclosure Required by Law. Notwithstanding the foregoing, each Securityholder or any of the Securityholder’s Representatives may disclose Confidential Information without OFI’s consent to the extent required by law or legal process (provided that, unless prohibited by law, it first provides prompt notice to OFI so that OFI may seek a protective order or other appropriate remedy or consent to the disclosure). In the event a Securityholder or any of the Securityholder’s Representatives are required to so disclose Confidential Information, such Securityholder or such Representative may furnish that portion (and only that portion) of the Confidential Information that such person or entity has been advised by legal counsel that it is legally compelled or otherwise required to disclose, and such person or entity shall use all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so disclosed and, if requested by OFI, shall use reasonable efforts to assist OFI in obtaining an order or other assurance that confidential treatment will be accorded to such Confidential Information so disclosed. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Company may disclose the terms and conditions of this Agreement as required by the rules and regulations of any national securities exchange, NASDAQ, or other market on which its securities are listed or qualified, the Securities and Exchange Commission or other applicable governmental or regulatory body. If the Company discloses the terms and conditions of this Agreement as provided in the immediately preceding sentence it shall use best efforts to give the other Parties reasonable advance notice of such disclosure.

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(c) Securityholder Acknowledgment. Each Securityholder also acknowledges and agrees that it is aware of the restrictions imposed by the United States federal securities laws and other applicable foreign and domestic laws on a person or entity in possession of material non-public information about a public company and that such Securityholder will comply with such laws.

SECTION 6. Fiduciary Responsibilities. No Securityholder executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, each Securityholder signs solely in his or her capacity as the record owner of such Securityholder’s Subject Securities and nothing herein shall limit or affect any actions taken by such Securityholder (or a designee of such Securityholder) in his or her capacity as an officer or director of the Company in exercising his or her or the Company’s or the Company’s Board of Directors’ rights in connection with the Securities Purchase Agreement or otherwise and such actions shall not be deemed to be a breach of this Agreement.

SECTION 7. Power of Attorney.  Each Securityholder hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act on such Securityholder’s behalf to execute any proxy relating to any meeting of the Securityholders of the Company called for the purposes set forth herein and to do all other lawfully permitted acts to further such purposes with the same legal force and effect as if executed by such Securityholder.

SECTION 8. Termination.

(a) This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest to occur of the following:

(i) the date of the termination of the Securities Purchase Agreement in accordance with its terms;

(ii) the later of (A) the date that the registration statement filed in accordance with the terms of the Registration Rights Agreement with respect to all Underlying Shares becomes effective or (B) the first Business Day following the date of the approval of the 20% Proposal by the Company’s stockholders;

(iii) the mutual written consent of OFI and the Securityholders; or

(iv) December 31, 2018.

(b) Except as set forth in Section 8(c), upon termination of this Agreement, except in the case of liability for any willful breach by any party to this Agreement prior to termination from which liability termination shall not relieve any such party, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person or entity in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise.

(c) Section 4 of this Agreement shall survive the termination of this Agreement until the first anniversary of the date of this Agreement. Section 8 of this Agreement shall survive the termination of this Agreement indefinitely.

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SECTION 9. Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by the Securities Purchase Agreement are consummated.

SECTION 10. Miscellaneous.

(a) Liabilities Several. The agreements, obligations, representations and warranties of the Securityholders hereunder are made severally and not jointly.

(b) Effectiveness of Agreement. The agreements, obligations, representations and warranties of the Securityholders set forth in this Agreement shall not be effective or binding upon any Securityholder until after such time as the Securities Purchase Agreement is executed and delivered by the parties thereto.

(c) Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or by nationally recognized overnight courier service; or (ii) transmitted by telecopy or e-mail (with confirmation of transmission) by the transmitting equipment confirmed with a copy delivered as provided in clause (i), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, telecopy number, e-mail address or person as a party may designate by notice to the other parties).

If to OFI, to:

Opportunity Fund I-SS LLC

c/o OP Fund I Manager, LLC

2481 Sunrise Blvd, Suite 200

Gold River, CA 95670

Attention: Kristen E. Pigman

If to a Securityholder, to the address set forth on Schedule I attached hereto.

If to the Company, to:

FC Global Realty Incorporated
410 Park Ave

New York, NY 10022

Attention: Suneet Singal

Email: ssingal@photomedex.com; copy to mpupach@photomedex.com

With a copy (which shall not constitute notice) to:

BEVILACQUA PLLC

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

Attention: Louis A. Bevilacqua, Esq.

Email: lou@bevilacquapllc.com

(d) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original to the other parties.

(f) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and is not intended to confer, nor shall it confer, upon any person other than the parties hereto any legal or equitable rights or remedies or benefits of any nature whatsoever. Notwithstanding the foregoing, the holders of the Series B Stock are express third party beneficiaries under this Agreement.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise apply under applicable principles of conflicts of law thereof.

(h) Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR LITIGATION BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (in whole or in part) by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void; notwithstanding the foregoing, OFI may assign the rights and benefits of this Agreement to any of its members and each holder of Series B Stock may assign any of the rights and benefits of this Agreement to any person that has or acquires any Series B Stock. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the preceding sentences, this Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and assigns.

(j) Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(k) Specific Performance, Jurisdiction, Enforcement.

(i) The parties agree that irreparable damage for which money damages, even if available, would not be an adequate remedy, if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the parties agree that, prior to the valid termination of this Agreement in accordance with Section 9, each party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the federal and state courts located in New York County, New York, this being in addition to any other remedy to which they are entitled at law or in equity. Each party further agrees that no other party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10(k) , and each party hereto hereby irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

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(ii) Each of the parties (A) irrevocably submits itself to the exclusive jurisdiction of the federal and state courts located in the New York County, New York for the purpose of any action, proceeding or litigation directly or indirectly based upon, relating to or arising out of this Agreement or any of the transactions contemplated by this Agreement or the negotiation, execution or performance hereof or thereof, or any other appropriate form of specific performance or equitable relief, (B) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (C) agrees that it will not bring any action, proceeding or litigation relating to this Agreement or the transactions contemplated by this Agreement in any court other than any of the federal and state courts located in the State of New York. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action, proceeding or litigation with respect to this Agreement, (X) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 10(k), (Y) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (Z) to the fullest extent permitted by the applicable law, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

(iii) Each of the parties hereby irrevocably consents to service being made through the notice procedures set forth in Section 10(c) and agrees that service of any process, summons, notice or document by personal delivery or by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 10(c) and on the signature pages hereto shall be effective service of process for any action, proceeding or litigation in connection with this Agreement or the transactions contemplated hereby. Nothing in this Section 10(k) shall affect the right of any party to serve legal process in any other manner permitted by law.

(l) Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party unless it shall be in writing and signed by such party.

(m) Miscellaneous.

(i) Any word or term used in this Agreement in any form shall be masculine, feminine, neuter, singular or plural, as proper reading requires. The words “herein”, “hereof”, “hereby” or “hereto” shall refer to this Agreement unless otherwise expressly provided. Any reference in this Agreement to a Section or any exhibit or schedule shall be a reference to a Section of, and an exhibit or schedule to, this Agreement unless the context otherwise requires. Any reference in this Agreement to a “Business Day” shall mean a day in which the New York branch of the Federal Reserve Bank is open for business during its normal hours of operation.

(ii) In any action or proceeding brought to enforce any provision of this Agreement, or where any provision of this Agreement is validly asserted as a defense, the successful party shall be entitled to recover its actual attorneys’ fees and all disbursements in addition to any other available remedy.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

OPPORTUNITY FUND I-SS LLC

BY: OP Fund I Manager, LLC

By:
Name: Kristen Pigman
Title: Director

SECURITYHOLDERS:

FIRST CAPITAL REAL ESTATE OPERATING PARTNERSHIP, LP

By: First Capital Real Estate Trust Incorporated, its general partner

By:
Name: Suneet Singal
Title: Chief Executive Officer

Yoav Ben-Dror

Dolev Rafaeli

Dennis M. McGrath

SCHEDULE I

Name and Address	Security Held
First Capital Real Estate Operating Partnership, LP 60 Broad Street, 34th Floor New York NY 10004 Attention: Suneet Singal	879,234 shares of Common Stock and 79,389.64 shares of non-voting Series A Convertible Preferred Stock (currently convertible into 1,984,741 shares of Common Stock).
Dolev Rafaeli __________________ __________________

149,774 shares of Common Stock, 3,134,876 additional shares of Common Stock that will be issued on the date hereof upon conversion of the Payout Note, 1,034,509 additional shares of Common Stock that will be issued following stockholder approval pursuant to the terms of the Share Grant Agreement, 33,750 additional shares of Common Stock subject to restriction agreements, vested options to purchase 35,600 shares of Common Stock, and unvested options to purchase 1,900 shares of Common Stock.

Dennis M. McGrath __________________ __________________

26,528 shares of Common Stock, 977,960 additional shares of Common Stock that will be issued on the date hereof upon conversion of the Payout Note, 322,727 additional shares of Common Stock that will be issued following stockholder approval pursuant to the terms of the Share Grant Agreement, 24,750 additional shares of Common Stock subject to restriction agreements, vested options to purchase 37,490 shares of Common Stock and unvested options to purchase 1,400 shares of Common Stock.

Yoav Ben-Dror __________________ __________________	299,184 shares of common stock, 1,515,455 additional shares of Common Stock that will be issued on the date hereof upon conversion of the Payout Note, 500,100 additional shares of Common Stock that will be issued following stockholder approval pursuant to the terms of the Share Grant Agreement, and warrants to purchase 11,500 shares of common stock.